AVNET, INC.





                          BY-LAWS












          (As revised through November 16, 1995)

                        BY-LAWS

                          OF

                      AVNET, INC.


                        Offices

          1.   The Principal office of the corporation
shall be in the Town of Great Neck, County of Nassau, State of New York.

          2. The corporation may also have offices and places of business at such other places, within or without the State of New York, as the Board of Directors may from time to time determine or the business of the corporation may require.

                Stockholder's Meetings

          3. All meetings of the stockholders shall be held at such place within or without the State of New
York as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          4.   An annual meeting of the stockholders
shall be held in November or December of each year on a date to be selected by the Chairman of the Board at least
60 days before such meeting or, in the event the Chairman of the Board shall not make such selection by the date indicated, on the last Wednesday in November or December of each year, at which meeting and at any special meeting in lieu of an annual meeting, the stockholders shall elect by a plurality vote of all shares entitled to vote thereat, taken by ballot, a Board of Directors and transact such other business as may properly come before the meeting.

          5.   Written notice of every meeting of
stockholders, stating the purpose or purposes for which the meeting is called, the date, hour and place of the meeting and, with respect to special meetings, by or at whose direction it is being issued, shall be served either personally or by mail upon each stockholder entitled to vote at such meeting, not less than ten (10) nor more than fifty (50) days before the meeting, at such address as appears for such stockholder on the books of the corporation, unless he shall have filed with the Secretary of the corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. Notice of all meetings may be waived by any stockholder in writing or by attendance at such meeting in person or by proxy.

          6. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or the certificate of incorporation, may be called by resolution of the Board of Directors or by the Chairman of the Board, and shall be called by the Chairman of Board, the President or the Secretary at the request in writing by stockholders owning 75% in amount of the capital stock issued and outstanding and entitled to vote thereat. Such request (i) shall be served upon the Chairman of the Board, the President or the Secretary at the Corporation's principal office in the State of New
York by registered or certified mail, return receipt requested, (ii) shall set forth the name and address of each stockholder requesting that a special meeting be called and the class, series and number of shares held by each such stockholder (iii) if made by an agent of any stockholder, shall include a certification of such agent setting forth the source of his authority to act for such stockholder, and (iv) shall state with particularity the purpose or purposes of the proposed meeting including, but not limited to, a description of the various acts and proceedings to be approved or ratified at such meeting.
Business transacted at all special meetings shall be confined to the purposes stated in the notice of meeting.
Upon such written request made in conformity with the requirements set forth herein, the Chairman of the Board, President or Secretary shall serve a notice of meeting as prescribed by statute and as may be set forth in the certificate of incorporation or these by-laws, and shall therein fix a date for the meeting which shall be no more than ninety (90) days after receipt of such written request.

          7. The holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation or by these by-laws.
When a quorum is once present or represented to organize a meeting, it shall not be deemed broken by the subsequent withdrawal of one or more stockholders.

          8.   If a quorum shall not be present or
represented, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place to which the meeting shall be adjourned until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called.

          9.   When a quorum is once present or
represented at any meeting, the vote of the holders of a majority of the stock entitled to vote thereat present in person or represented by proxy, shall decide any question and authorize any action by the corporation (other than the election of directors) considered by such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or of these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

          10.  Each stockholder of record having the
right to vote shall be entitled at every meeting of the stockholders of the corporation to one vote for each share of stock entitled to vote standing in the name of such stockholder on the books of the corporation, and such votes may be cast either in person or by written proxy.

          11. Every proxy must be dated and executed in writing by the stockholder or by his duly authorized attorney. No proxy shall be valid after the expiration of eleven months from the date of its execution unless it shall have specified therein its duration. Every proxy shall be revocable at the pleasure of the person executing it or of his personal representatives or assigns, unless it is an irrevocable proxy which complies with the laws of the State of New York.

                       Directors

          12. The number of directors of the corporation shall be fixed by the Board of Directors, and may be increased or decreased from time to time by a majority vote of the then number of directors, but the number of directors shall not in any event be less than three.
Only one of said directors shall be required to be a stockholder and only one shall be required to be a citizen of the United States and a resident of the State of New York. Directors shall be elected by a plurality vote at the Annual Meeting of Stockholders or at any meeting of stockholders held in lieu of such Annual
Meeting, which meeting, for the purposes of these by-laws, shall be deemed the Annual Meeting, and at such meeting each director shall be elected to serve until the next Annual Meeting and until his successor shall be elected and shall qualify. No decrease in the number of directors shall become effective if the tenure of any director then in office would be terminated thereby. If the number of directors be increased, the additional directors may be elected by a majority of the directors then in office, to hold office until the next Annual
Meeting and until their respective successors shall be elected and shall qualify.

          13. If the office of any director or directors becomes vacant for any reason, the directors in office, whether or not constituting a quorum, by affirmative vote of a majority thereof, may choose a successor or successors who shall hold office for the unexpired term in respect to which such vacancy occurred or until the next election of directors, or any vacancy may be filled by the stockholders at any meeting thereof.

               Any director may be removed at any time
with or without cause at any meeting of the stockholders by the vote of the holders of a majority of the shares then issued and outstanding and who are entitled to vote for the election of directors except as otherwise provided in Section 706 (c) (2) of the Business
Corporation Law of the State of New York, and any vacancy so created shall be filled by the stockholders.

               Any director of the corporation may resign at any time by giving written notice to the Chairman of the Board or Secretary of the corporation. Such resignation shall take effect on the date of the receipt of such notice or at any later date specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          14. The business of this corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws required to be exercised or done by the stockholders.

          15.  The directors may hold their meetings,
both regular and special, at the office of the corporation, or at such other places, either within or without the State of New York, as they may from time to time determine.

          16. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by resolution of the Board.

          17.  Special meetings of the Board may be
called by the Chairman of the Board on one day's notice to each director either personally or by mail or by telegram; special meetings shall be called by the Chairman of the Board or Secretary in a like manner on the written request of two directors. Notice of any special meeting need not specify the purpose or purposes of such meeting and may be waived by any director by written waiver or by personal attendance thereat.

          18.  At any meeting at which every member of
the Board of Directors shall be present, though held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

          19. At all meetings of the Board the presence of a majority of the entire number of directors shall be necessary to constitute a quorum for the transaction of business. Any one or more directors may participate in any meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in the meeting for all purposes of these by-laws.

          20.  Any act of a majority present at a
meeting, at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these by-laws.

          21.  If a quorum shall not be present at any
meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          22. All contracts between the corporation and any of its directors or between the corporation and any person, firm or corporation with which such director is associated must be approved by a majority of the whole
Board of Directors excluding the vote of the interested director.

                Committees of Directors

          23. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, appoint any former outside director to be a Director
Emeritus and to remain so at the pleasure of the Board until such Director Emeritus reaches the mandatory retirement age under the Corporation's Outside Directors
Retirement Plan. Directors Emeritus may be invited to attend meetings of the Board or any committee of the board, and to participate in discussions at such meetings but shall not be entitled to vote or to serve as a member of the Board or any committee thereof. Directors
Emeritus shall not be entitled to receive annual fees or meeting fees.

          24. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of three or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions, shall, except as otherwise provided by statute, have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

          25.  The committees so designated shall take
such actions as may be appropriate to carry out the functions provided in the respective resolutions of the Board designating such committees. Such actions may be taken or evidenced by written instrument executed by all members of any particular committee, or may be taken at meetings at which a majority of the designated number of members shall be present. Members of any committee may participate in meetings of that committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in the meeting. The several committees shall report their proceedings to the Board of Directors and to the Chairman of the Board as required from time to time.

               Compensation of Directors

          26. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a fixed annual fee, or a fixed fee per meeting attended, and expenses of attendance, if any, may be allowed to those directors who are not officers or employees of the corporation or any of its subsidiaries;
provided that nothing herein contained shall be construed to preclude any director form serving the corporation in any other capacity and receiving compensation therefor.

          27. Members of special or standing committees of the Board of Directors, whether or not officers and employees of the corporation or its subsidiaries, may be allowed additional compensation of the same type in such manner and amounts as the Board of Directors shall fix.

                   Waiver of Notice

          28. Whenever by statute, the provisions of the certificate of incorporation or these by-laws, notice is required to be given to any stockholder or director, personal notice may be given but such notice may also be given in writing by first-class mail, postage prepaid, or by straight telegram addressed to such stockholder or director at his address as the same appears on the books of the corporation (except as otherwise provided in these by-laws), and such notice shall be deemed to be given at the same time when the same shall be thus mailed or telegraphed.

               Whenever by statute, the provisions of the certificate of incorporation or these by-laws, the stockholders or the Board of Directors are authorized to take any action after notice, such notice may be waived, in writing, before or after the holding of the meeting, by the person or persons entitled to such notice, or, in the case of a stockholder, by his attorney thereunto authorized. In addition, any stockholder attending a meeting of stockholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to him, and any director attending a meeting of the Board of Directors without protesting prior to the meeting or at its commencement such lack of notice, shall be conclusively deemed to have waived notice of such meeting.

                       Officers

          29. The officers of the corporation shall be a Chairman of the Board of Directors, a President, a Secretary, a Treasurer, a Controller and such Vice
Chairman of the Board, Executive Vice Presidents, Senior
Vice Presidents and Vice Presidents, Assistant
Secretaries, Assistant Treasurers as the Board of
Directors may, from time to time, appoint. Any officer may hold more than one office, except that the offices of President and Secretary may not be held by the same person.

          30.  The directors, immediately after each
annual meeting of stockholders, shall elect from their number a Chairman of the Board of Directors and shall also choose a President, a Secretary, a Treasurer and a Controller who need not be members of the Board.

          31. The Board may elect or appoint such other officers, agents and employees as it shall deem necessary who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board. The Executive Incentive and Compensation Committee shall fix the compensation of (i) executives whose total annual salary and bonus compensation exceeds, or is anticipated to exceed, $500,000 in any fiscal year and
(ii) the Chief Executive Officer and the four most highly compensated executive officers other than the Chief
Executive Officer whether or not the total annual salary and bonus compensation of each such executive officer exceeds, or is anticipated to exceed, $500,000 in a fiscal year.

          32. The officers of the corporation shall hold office until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected or appointed and qualified. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

               The Chairman of the Board

          33.  The Chairman of the Board shall be the
Chief Executive Officer of the corporation. He shall have general charge, control and supervision of all the business and affairs of the corporation, subject to the control of the Board of Directors. He shall have power to execute on behalf of the corporation, contracts, conveyances and other instruments, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board or by these by-laws to some other officer or agent of the corporation or where such documents shall be required by law otherwise to be signed, executed or delivered, and he may affix the seal of the corporation to any instrument which shall require it, unless such seal shall have been affixed by the Secretary or any Assistant Secretary. Except as may be otherwise provided by or pursuant to these by-laws, he shall be ex-officio a member of all committees of the Board of Directors, except for the Audit Committee and the Executive Incentive and Compensation Committee. He shall also perform such other duties as may be assigned to him from time to time by the Board of Directors. He shall preside at all meetings of the Board of Directors and of the stockholders. He shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have power to appoint and fix the compensation of all employees and agents of the corporation whose appointment and compensation are not otherwise provided for; and to remove or suspend such employees and agents as shall not have been appointed by the Board of Directors. He shall make or cause to be made a report to the stockholders and to the Board of Directors on all matters within his knowledge which in his judgment the interests of the corporation may require to be brought to their notice. Whenever in these by-laws the term "Chairman of the Board" is mentioned or referred to, it shall mean the Chairman of the Board of Directors of this corporation.

              Vice Chairman of the Board

          34. The Vice Chairman, if any, shall have such powers and perform such duties as may be assigned to him from time to time by the Board of Directors or the Chairman of the Board. He shall, in the absence of the Chairman of the Board, preside at all meetings of stockholders and directors. He shall have power to execute, on behalf of the corporation, contracts, conveyances and other instruments, except in cases where the signing or execution or delivery thereof shall be expressly delegated by the Board or by these by-laws to some other officer or agent of the corporation or where such documents shall be required by law otherwise to be signed, executed or delivered, and he may affix the seal of the corporation to any instrument which shall require it, unless such seal shall have been affixed by the Secretary or an Assistant Secretary.

                     The President

          35. The President shall have such powers and perform such duties as may be assigned to him from time to time by the Board of Directors or the Chairman of the Board. The President shall report directly to the Chairman of the Board. In the absence of the Chairman of the Board or in case the office of Chairman of the Board is vacant because of death or other cause, the President shall have the authority to exercise the powers and perform the duties of the Chairman of the Board, except to the extent otherwise provided by these by-laws and except insofar as such powers shall be limited by resolution of the Board of Directors. Except as may be otherwise provided by or pursuant to these by-laws, he shall be ex-officio a member of all committees of the Board of Directors, except for the Audit Committee and the Executive Incentive and Compensation Committee. He shall have power to execute, on behalf of the corporation, contracts, conveyances and other instruments, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board or by these by-laws to some other officer or agent of the corporation or where any of them shall be required by law otherwise to be signed, executed or delivered, and he may affix the seal of the corporation to any instrument which shall require it, unless such seal shall have been affixed by the Secretary or an Assistant
Secretary.


        Executive Vice Presidents, Senior Vice
            Presidents, and Vice Presidents

          36.  The Executive Vice Presidents, Senior Vice
Presidents, and Vice Presidents, respectively, if any, shall have such powers and perform such duties as may be assigned to them from time to time by the Board of Directors or the Chairman of the Board. The Executive
Vice Presidents, Senior Vice Presidents, and Vice
Presidents shall have authority to exercise the powers and perform the duties required to carry on the corporation's affairs in the areas to which they are assigned when authorized so to do by the Board of Directors or the Chairman of the Board.

                     The Secretary

          37. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give or cause to be given notice of all meetings of stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the Board of Directors. Assistant
Secretaries, if appointed, shall perform such duties as the Secretary or the Board of Directors may delegate to them.

                     The Treasurer

          38.  The Treasurer shall have the custody of
the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors at the regular meetings of the Board, or whenever they may require it an account of all his transactions as Treasurer and of the financial condition of the corporation.

          39. He shall, if required by the Board, give the corporation a bond in such sum or sums and with such surety or sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of his duties and for the restoration to the corporation in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession, or under his control belonging to the corporation. Assistant Treasurers, if appointed by the Board of Directors, shall perform such duties as the Treasurer or the Board of Directors may prescribe.

                 Certificates of Stock

          40.  The certificates of stock of the
corporation shall be numbered and shall be entered in the books of the corporation as they are signed. Each such certificate, when issued, shall be signed by the Chairman of the Board, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. If any stock certificate is (i) countersigned by a transfer agent or an assistant transfer agent or (ii) registered by a registrar other than the corporation itself or its employees, the signatures of such officers or any of them may be facsimiles. Each such certificate shall, when issued, set forth on the face or back thereof such statements and other information as may be necessary to comply with the requirements of the then applicable laws of the State of New York.

                  Transfers of Stock

          41. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation or its transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                     Record Dates

          42.  For the purpose of determining the
stockholders entitled to notice of and to vote at any meeting or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or distribution or the allotment of any rights, or for the purpose of any other action affecting the interest of stockholders, the Board of Directors may fix, in advance, a record date. Such date shall not be more than fifty nor less than ten days before the date of any such meeting or proposed action.


               In each such case, except as otherwise
provided by law, only such persons as shall be stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to express such consent or dissent, or to receive rights, or otherwise to be recognized as stockholders for the relevant purpose, notwithstanding any registration of transfer of shares on the books of the corporation after any such record date so fixed.

                Registered Stockholders

          43. The corporation shall be entitled to treat the holder of record of any share or shares of its capital stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of New York.

                   Lost Certificate

          44.  The Board of Directors may direct a new
certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                       Dividends

          45.  Dividends upon the capital stock of the
corporation, subject to the restrictions and limitations, if any, contained in statutes or in the certificate of incorporation, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, unless otherwise provided in the certificate of incorporation.

                       Reserves

          46. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the best interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

             Checks and Other Instruments

          47. All checks or demands for money and notes or other instruments evidencing indebtedness or other obligations of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                      Fiscal Year

          48. Commencing with fiscal year 1994, the last day of each fiscal year shall be the Friday closest to June 30 and the first day of each subsequent fiscal year shall be the first day next following the last day of the previous fiscal year.

                         Seal

          49.  The seal of the corporation shall have
inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, New
York". The seal may be used by causing it to be impressed or affixed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on any corporate obligation for the payment of money issued under an Indenture entered into with a corporate trustee, and upon its stock certificates whenever a transfer agent or registrar is appointed, may be a facsimile, engraved or printed.

              Stock in Other Corporations

          50.  Shares of stock or certificates
representing the voting power in other corporations held by the corporation shall be voted by such officer or officers of the corporation as the Board of Directors by a majority vote shall from time to time designate for that purpose or by a proxy thereunto duly authorized by like vote of the Board.

                  Inspection of Books

          51. The directors shall determine from time to time whether, and if allowed, when and upon what conditions and regulations the accounts and books of the corporation (except such as may be statute be specifically opened to inspection) shall be opened to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

                      Amendments

          52. These by-laws may be amended, altered or added to by the vote of the Board of Directors of this corporation at any regular meeting of said Board, or at a special meeting of directors called for that purpose provided a quorum of the directors as provided by law and by the certificate of incorporation, are present at such regular or special meeting. These by-laws, and any amendments thereto and new by-laws added by the directors may be amended, altered or replaced by the stockholders at any annual or special meeting of the stockholders.

                Conflicting Provisions

          53.  If any provision of the certificate of
incorporation of the corporation, as from time to time amended, or of any plan, program or other action adopted, authorized or taken by the stockholders of the corporation heretofore or hereafter, shall conflict with these by-laws or any provision thereof, such charter provision, or provision of a plan, program, or other action adopted, authorized or taken by the stockholders shall control.

                    Indemnification

          54.  A.   The Corporation shall indemnify, and
advance the expenses of, any director, officer or employee to the full extent permitted by the New York
Business Corporation Law as the same now exists or may hereafter be amended.

               B.   The indemnification and advancement
of expenses granted pursuant to this Section 53 shall not be exclusive or limiting of any other rights to which any person seeking indemnification or advancement of expenses may be entitled when authorized by (i) a resolution of shareholders, (ii) a resolution of directors or (iii) an agreement providing for such indemnification; provided that no indemnification may be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

               C.   No amendment, modification or
rescission of these By-Laws shall be effective to limit any person's right to indemnification with respect to any alleged cause of action that accrues or other incident or matter that occurs prior to the date on which such modification, amendment or rescission is adopted.

                      Controller

          55.  The Controller shall maintain adequate
records of all assets, liabilities, and transactions of the corporation; shall see that adequate audits thereof are currently and regularly made; and, in conjunction with other officers and department heads, shall initiate and enforce measures and procedures whereby the business of the corporation shall be conducted with the maximum safety, efficiency and economy. He shall have the authority to sign Form 10-Q's as the chief accounting officer of the corporation and Form 10-K's as the chief accounting officer of the corporation, as required by the Securities and Exchange Commission, and to exercise such other powers, and perform such other duties, as may be assigned to him from time to time by the Board of Directors.